UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

A subsidiary of Rural/Metro Corporation (the “Company”), Rural/Metro Operating Company LLC (“Rural/Metro LLC”), entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of March 4, 2005 (as amended, the “Credit Agreement”), with the Lenders thereunder; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A. as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead bookrunners. The Amendment is effective as of December 27, 2005.

The Amendment provides additional flexibility to the Company under the Credit Agreement’s restrictive covenants by permitting the Company to use the net proceeds of any equity issuance by it to repurchase its 12-3/4% Senior Discount Notes due 2016 or the 9-7/8% Senior Subordinated Notes due 2015 issued by Rural/Metro LLC and its subsidiary, Rural/Metro (Delaware) Inc. Under the amended Credit Agreement, the Company may use up to $10 million of cash on hand to purchase its discount notes if all the outstanding discount notes are being repurchased. Following a redemption of its discount notes, the Company’s total leverage ratio may not exceed 4.0 to 1.0. The Amendment also modifies the existing covenant regarding permitted acquisitions by increasing the aggregate cap for acquisitions to $40 million and the per acquisition cap to $10 million, subject to an exception to allow the Company flexibility to exercise an existing option to acquire an entity in Las Vegas, Nevada within the next two years. The purchase option, which first becomes exercisable in 2006, has been held by the Company since 2000. Due to the extended exercise date, the Company has not commenced formally evaluating the desirability of the acquisition transaction. The Amendment also modifies certain other Credit Agreement covenants, including by increasing the level of permitted annual capital expenditures.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 99.1 to this Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Exhibits.

Exhibit No.	Description

99.1

Amendment to No. 2, dated as of December 27, 2005 to the Credit Agreement, dated as of March 4, 2005, among Rural/Metro Operating Company, LLC, as borrower; the lenders party thereto; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A. as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead bookrunners.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: December 28, 2005	By:	/S/ KRISTI PONCZAK
	Name:	Kristi Ponczak
	Title:	Vice President and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to No. 2, dated as of December 27, 2005 to the Credit Agreement, dated as of March 4, 2005, among Rural/Metro Operating Company, LLC, as borrower; the lenders party thereto; Citibank, N.A., as LC facility issuing bank; Citicorp North America, Inc., as administrative agent for the lenders; JPMorgan Chase Bank, N.A. as syndication agent; and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead bookrunners.

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